Filed Pursuant to Rule 424B2
Registration Number 333-264799-01

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 9, 2022)

$400,000,000

Spire Missouri Inc.

4.800% Series First Mortgage Bonds due 2033

Spire Missouri Inc. is offering $400,000,000 aggregate principal amount of its 4.800% Series First Mortgage Bonds due 2033, which we refer to as the Bonds, as described under “Description of First Mortgage Bonds” in the accompanying prospectus. The Bonds will be our senior secured obligations and will rank equally with all of our other existing and future senior secured indebtedness issued under our Mortgage and Deed of Trust referred to herein.

Interest on the Bonds will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2023, and at maturity. The Bonds will mature on February 15, 2033.

We may redeem the Bonds at our option, in whole or in part, at any time and from time to time, at the applicable redemption prices more fully described under “Description of the Bonds—Optional Redemption” in this prospectus supplement. For a more detailed description of the Bonds, see “Description of the Bonds” beginning on page S-10 of this prospectus supplement.

Investing in the Bonds involves risks. Please see “Risk Factors” beginning on page S-7 of this prospectus supplement.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds, Before Expenses, to Spire Missouri Inc.
Per Bond	99.850%	0.650%	99.200%
Total Bonds	$399,400,000	$2,600,000	$396,800,000

(1)	Plus accrued interest, if any from February 13, 2023, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Bonds in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, societe anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear System, on or about February 13, 2023.

Joint Book-Running Managers

BMO Capital Markets	TD Securities	US Bancorp	Wells Fargo Securities

Mizuho		Regions Securities LLC

Co-Managers

Ramirez & Co., Inc.	Academy Securities	C.L. King & Associates

The date of this prospectus supplement is February 6, 2023.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of this prospectus supplement, the date of the accompanying prospectus or the date of such free writing prospectus, as applicable.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about the Bonds that we are selling in this offering and about the offering itself. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus or any related free writing prospectus, you should rely on the information contained in this prospectus supplement.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, the Bonds and other information you should know before investing in the Bonds. Before purchasing any Bonds, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under “Where You Can Find More Information” in this prospectus supplement.

The terms “we,” “our,” “us” and “Spire Missouri” refer to Spire Missouri Inc. unless the context suggests otherwise. The term “you” refers to a prospective investor.

FORWARD-LOOKING STATEMENTS

Certain matters contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, excluding historical information, include forward-looking statements. Certain words, such as “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar words and expressions identify forward-looking statements that involve uncertainties and risks. Future developments may not be in accordance with our current expectations or beliefs and the effects of future developments may not be those anticipated. Among the factors that may cause results or outcomes to differ materially from those contemplated in any forward-looking statement are:

•	Weather conditions and catastrophic events, particularly severe weather in U.S. natural gas producing areas;

•

Volatility in gas prices, particularly sudden and sustained changes in natural gas prices, including the related impact on margin deposits associated with the use of natural gas derivative instruments, and the impact on our competitive position in relation to suppliers of alternative heating sources, such as electricity;

•

Changes in gas supply and pipeline availability, including as a result of decisions by natural gas producers to reduce production or shut in producing natural gas wells and expiration or termination of existing supply and transportation arrangements that are not replaced with contracts with similar terms and pricing (including as a result of a failure of the Spire STL Pipeline to retain its permanent Certificate of Public Convenience and Necessity from the Federal Energy Regulatory Commission (the “FERC”) due to the pending rehearing request of the FERC’s December 15, 2022 order granting such certificate or any subsequent appeal of that order or as a result of any related regulatory uncertainty), as well as other changes that impact supply for and access to the markets in which we transact business;

•	Acquisitions may not achieve their intended results;

•	Legislative, regulatory and judicial mandates and decisions, some of which may be retroactive, including those affecting:

•	Allowed rates of return and recovery of prudent costs,

•	incentive regulation,

•	industry structure,

•	purchased gas adjustment provisions,

•	rate design structure and implementation,

•	capital structures established for rate-setting purposes,

•	regulatory assets,

•	non-regulated and affiliate transactions,

•	franchise renewals,

•	legal authorization to operate facilities,

•	environmental or safety matters, including the potential impact of legislative and regulatory actions related to climate change and pipeline safety and security,

•	taxes,

•	pension and other postretirement benefit liabilities and funding obligations, or

•	accounting standards;

•	The results of litigation;

•

The availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets;

•	Retention of, ability to attract, ability to collect from, and conservation efforts of, customers;

•	Our ability to comply with all covenants in our indentures and credit facilities any violations of which, if not cured in a timely manner, could trigger a default of our obligation;

•	Energy commodity market conditions;

•	Discovery of material weakness in internal controls;

•	The disruption, failure or malfunction of our operational and information technology systems, including due to cyberattacks; and

•

Employee workforce issues, including but not limited to labor disputes, the inability to attract and retain key talent, and future wage and employee benefit costs, including costs resulting from changes in discount rates and returns on benefit plan assets.

Readers are urged to consider the risks, uncertainties, and other factors that could affect our business as described in this prospectus supplement and the accompanying prospectus and the information incorporated herein or therein by reference. All forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus rely upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. We do not, by including this statement, assume any obligation to review or revise any particular forward-looking statement in light of future events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in the Bonds. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference, which are described under “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement, as well as the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

Spire Missouri Inc.

Spire Missouri is the largest natural gas distribution utility in Missouri, founded in 1857 as The Laclede Gas Light Company. Spire Missouri provided natural gas service to approximately 1.2 million residential, commercial and industrial customers in metropolitan St. Louis and surrounding counties in eastern Missouri and metropolitan Kansas City and surrounding counties in western Missouri on an annual average basis for the fiscal year ended September 30, 2022. Of Spire Missouri’s revenues in fiscal year 2022, approximately 81% were from residential customers, 14% were from commercial and industrial customers, and 5% were from off-system, transportation and other customers. We employed 2,347 persons at September 30, 2022.

We are a wholly owned subsidiary of Spire Inc. (NYSE: SR), which we refer to as Spire, a holding company, and we contributed approximately 60% of Spire’s consolidated operating revenues for the fiscal year ended September 30, 2022.

Our capital expenditures are expected to increase in fiscal year 2023, as compared to $354 million for fiscal year 2022, $383 million for fiscal year 2021 and $356 million for fiscal year 2020. The increasing capital expenditures are primarily attributable to additional expenditures for distribution plant and information technology investments.

Other Information

Our principal executive offices are located at 700 Market Street, St. Louis, MO 63101 and our telephone number is 314-342-0500. We maintain a website at www.spireenergy.com where general information about us is available. We are not incorporating the contents of our website into this prospectus supplement or the accompanying prospectus. For additional information regarding our business, we refer you to our filings with the SEC incorporated into this prospectus supplement and the accompanying prospectus by reference. Please read “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

The Offering

Issuer	Spire Missouri Inc., a Missouri corporation.

Bonds offered by us	$400,000,000 aggregate principal amount of 4.800% Series First Mortgage Bonds due 2033.

Maturity	The Bonds will mature on February 15, 2033.

Interest rate	The Bonds will accrue interest at a rate of 4.800% per annum.

Interest payment dates	Interest on the Bonds will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2023, and at the date of maturity.

Optional redemption	Prior to November 15, 2032 (the date that is three months prior to the maturity date of the Bonds (the “Par Call Date”)), we may redeem the Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed discounted to the redemption date (assuming the Bonds being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points less (b) interest accrued to the redemption date; and

•	100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. We will calculate the redemption price, and the trustee shall have no obligation to calculate or verify the same.

On or after the Par Call Date, we may redeem the Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

See “Description of the Bonds—Optional Redemption” in this prospectus supplement.

Ranking	The Bonds will be our senior secured obligations and will rank equally with all of our other existing and future senior secured indebtedness issued under our Mortgage and Deed of Trust. As of December 31, 2022, we had approximately $1,648.0 million aggregate principal amount of first mortgage bonds outstanding.

Collateral	The Bonds are secured by a first mortgage lien on substantially all of our real properties, subject to limited exceptions, as more fully described in the accompanying prospectus under “Description of First Mortgage Bonds—Security.”

Consolidation, merger, etc.	Our ability to sell, transfer, convey or otherwise dispose of our properties and assets substantially as an entirety to any other person is limited. See “Description of First Mortgage Bonds—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Form and denomination	The Bonds will be issued in fully registered form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. For more information, see “Description of the Bonds—Form and Denomination” in this prospectus supplement.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $395.8 million, after deducting underwriting discounts and commissions and estimated expenses. We intend to use the net proceeds of this offering (i) to repay the outstanding $250 million principal amount of our 3.40% Series First Mortgage Bonds due August 15, 2023 (the “2023 Bonds”), (ii) to repay short-term indebtedness and (iii) for general corporate purposes. See “Use of Proceeds” in this prospectus supplement. As of December 31, 2022, we had outstanding short-term borrowings of $651.2 million.

Conflicts of interest	As described under “Use of proceeds” above, the net proceeds from the sale of the Bonds in this offering are intended to be used to repay the 2023 Bonds and our other indebtedness. Because certain of the underwriters or their affiliates may from time to time be holders of such indebtedness (and currently are holders of the 2023 Bonds), any such underwriter would be deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”) to the extent it receives at least 5% of the proceeds of this offering. Any underwriter deemed to have a conflict of interest would be required to conduct the distribution of the Bonds in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Risk factors	An investment in the Bonds involves various risks. Prospective investors should carefully consider the matters described under “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the additional risk factors referred to therein and described in Item 1A of Part I of our Annual Report on Form 10-K for the year ended September 30, 2022.

Trading	The Bonds will constitute a new series of securities with no established trading market. We do not intend to apply to list the Bonds for trading on any national securities exchange or to include the Bonds in any automated quotation system. No assurance can be given as to the liquidity of or trading market for the Bonds.

Trustee and Paying Agent	Regions Bank (or any successor thereto).

RISK FACTORS

In considering whether to invest in the Bonds, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended September 30, 2022, which are incorporated by reference in this prospectus supplement, as well as the additional risks described below. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.

Risks Related to Investing in the Bonds

Any lowering of the credit ratings on the Bonds would likely reduce their value.

The rating agencies that provide us with credit ratings from time to time implement new requirements for various rating levels, which may require us to take steps to change our business plans in ways that may affect our results of operations. Our credit ratings are at investment grade, but are subject to review and change by the rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Bonds, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the application of the proceeds of this offering or in connection with future events, such as future acquisitions. Holders of the Bonds will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the Bonds. In addition, any decline in the ratings of the Bonds may make it more difficult for us to raise capital on acceptable terms.

We may choose to redeem the Bonds prior to maturity.

We may redeem all or a portion of the Bonds at any time. See “Description of the Bonds—Optional Redemption” in this prospectus supplement. If prevailing interest rates are lower at the time of redemption, holders of the Bonds may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Bonds being redeemed.

We cannot provide assurance that an active trading market will develop for the Bonds.

The Bonds will constitute a new series of securities with no established trading market. We do not intend to apply to list the Bonds for trading on any national securities exchange or to include the Bonds in any automated quotation system. We cannot provide assurance that an active trading market for the Bonds will develop or as to the liquidity or sustainability of any such market, the ability of holders of the Bonds to sell their Bonds or the price at which holders of the Bonds will be able to sell their Bonds.

The future trading price of the Bonds is subject to fluctuation.

Future trading prices of the Bonds will depend on many factors, including, among other things, prevailing interest rates, the liquidity of the market for the Bonds, the market for similar securities, the time remaining to maturity of the Bonds, the terms related to optional redemption of the Bonds and our financial performance. Future trading prices of the Bonds also may be affected by our business, financial condition, results of operations and credit ratings and could be affected by the business, results of operations and credit ratings of our affiliates. Accordingly, there can be no assurance as to the price at which holders will be able to sell their Bonds.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $395.8 million, after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds of this offering (i) to repay the 2023 Bonds, (ii) to repay short-term indebtedness and (iii) for general corporate purposes. As of December 31, 2022, we had outstanding short-term borrowings of $651.2 million with a weighted average interest rate of 4.9% and maturities ranging from one to 355 days. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2022 on an actual basis and on an as-adjusted basis to give effect to this offering and the intended use of the net proceeds from this offering as contemplated under “Use of Proceeds” in this prospectus supplement.

The actual data included in the table below is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, incorporated by reference in this prospectus supplement. You should also read this table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our financial statements and the related notes thereto from our Annual Report on Form 10-K for the year ended September 30, 2022 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022. See “Where You Can Find More Information” in this prospectus supplement.

	As of December 31, 2022
(Unaudited, $ in millions)	Actual	As Adjusted(1)
Cash and cash equivalents	$—	$—

Notes payable, including to associated companies	$651.2	$505.4

Long-term debt (less current portion)(2)	1,388.1	1,788.1
Current portion of long-term debt	250.0	—

Total long-term debt	1,638.1	1,788.1
Shareholder’s equity	1,792.8	1,792.8

Total long-term capitalization	$3,430.9	$3,580.9

Long-term debt/Long-term capitalization	47.7%	49.9%

(1)	Based on the anticipated use of net proceeds of this offering. See “Use of Proceeds.”
(2)	The as-adjusted amount is based on the aggregate principal amount of Bonds offered hereby.

DESCRIPTION OF THE BONDS

General

The Bonds are to be issued under our Mortgage and Deed of Trust, dated as of February 1, 1945, to Regions Bank, successor trustee and paying agent (or any successor thereto), as previously amended and supplemented by thirty-seven supplemental indentures and as to be further supplemented by the Thirty-Eighth Supplemental Indenture to be dated as of the issue date of the Bonds offered by this prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part, collectively referred to hereinafter as our “mortgage.”

Please read the following information concerning the Bonds offered by this prospectus supplement in conjunction with the statements under “Description of First Mortgage Bonds” in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and our mortgage, as supplemented, which is filed as an exhibit to the registration statement of which the accompanying prospectus forms a part. As of December 31, 2022, there were thirteen series of first mortgage bonds outstanding under our mortgage in an approximate aggregate principal amount of $1,648.0 million, including the 2023 Bonds.

Principal, Maturity and Interest

We will offer $400,000,000 principal amount of the Bonds, as a series of first mortgage bonds under our mortgage, as supplemented. The entire principal amount of the Bonds will mature and become due and payable, together with any accrued and unpaid interest thereon, on February 15, 2033. The Bonds will bear interest at a rate of 4.800% per year.

Interest on the Bonds will be payable semi-annually in arrears on February 15 and August 15 of each year and at the date of maturity. We will pay interest to the persons in whose names the Bonds are registered at the close of business on the record date for the applicable interest payment date, which will be (i) the close of business on the business day immediately preceding such interest payment date so long as all of the Bonds remain in book-entry only form or (ii) the 15th calendar day (whether or not such day is a business day) immediately preceding such interest payment date if any of the Bonds do not remain in book-entry only form, except that interest payable at stated maturity shall be paid to the person or entity to whom the principal amount is paid. The initial interest payment date for the Bonds will be August 15, 2023. Interest payable on the Bonds on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to but excluding such interest payment date or the date of maturity, as the case may be. So long as the Bonds are in book-entry form, principal of and interest on the Bonds will be payable, and the Bonds may be transferred, only through the facilities of The Depository Trust Company, which we refer to as DTC. If any interest payment date for the Bonds falls on a day that is not a business day, the interest payment will be made on the next succeeding business day (and without any interest or other payment in respect of any such delay). Interest on the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. The term “business day” means any day, other than a Saturday or Sunday, or other day on which commercial banks are authorized or required by law, regulation or executive order to close in the Borough of Manhattan, the City of New York, or in the City of St. Louis, State of Missouri or on which the corporate trust office of the trustee is closed for business.

Security

The Bonds will be secured, together with all other bonds now or hereafter issued and outstanding under our mortgage, by a first lien on substantially all of our real properties, subject to limited exceptions, as more fully described under “Description of First Mortgage Bonds—Security” in the accompanying prospectus.

Optional Redemption

Prior to November 15, 2032 (the date that is three months prior to the maturity date of the Bonds (the “Par Call Date”)), we may redeem the Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed discounted to the redemption date (assuming the Bonds being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the redemption date; and

•	100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. We will calculate the redemption price, and the trustee shall have no obligation to calculate or verify the same.

On or after the Par Call Date, we may redeem the Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of these redemption provisions, the following term has the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”);

•

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life (for purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date).

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no

United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security and rounded to three decimal places.

In addition, we may apply cash on deposit under provisions of our mortgage, with certain exceptions, to the redemption or purchase of any series of our first mortgage bonds, including the Bonds offered hereby. See “Description of the First Mortgage Bonds—Eminent Domain Provision” and “—Maintenance and Improvement Fund” in the accompanying prospectus.

In each instance of redemption, we will give holders (which, as long as the Bonds are in book-entry only form, will be DTC or its nominee or a custodian for the securities depository) notice of any redemption at least 20 days and not more than 60 days prior to the redemption date. A copy of such notice will also be provided to the trustee. If we fail to deposit funds with the trustee (or to direct the application of the funds held by the trustee) for the redemption of the Bonds and such failure continues for a period of ten days after the redemption date, such failure will constitute a default under our mortgage and the Bonds being redeemed will immediately become due and payable, and the holders of the Bonds will be entitled to receive and we will be obligated to pay the redemption price of the Bonds without the lapse of any period of time and the remedies provided for in our mortgage related to a default in payment will be available to and enforceable by the trustee. On and after the redemption date, if the funds for the redemption of the Bonds to be redeemed were deposited with the trustee or directed to be applied by the trustee, the Bonds will cease to bear interest.

We will notify the trustee at least 60 days prior to giving notice of redemption (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of Bonds to be redeemed and their redemption date. If less than all of the Bonds are to be redeemed, the Bonds to be redeemed will be selected by the trustee by lot or in accordance with such method as it deems proper in its discretion, including the procedures of DTC.

Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding Bonds by tender, in the open market or by private agreement.

Reopening of Series

We may, from time to time, without the consent of the holders of the Bonds offered by this prospectus supplement, reopen this series of the Bonds and issue additional first mortgage bonds with the same terms (including maturity and interest payment terms), except for the public offering price, issue date and, if applicable, the first interest payment date, as the Bonds offered by this prospectus supplement. Any such additional first mortgage bonds, together with the Bonds offered by this prospectus supplement, will constitute a single series under our mortgage.

Sinking Fund Requirement

The Bonds will not have the benefit of any sinking fund.

Form and Denomination

The Bonds will be issued as one or more global securities in the name of DTC or a nominee of DTC and will be available only in book-entry form. See “—Book-Entry System” below. The Bonds will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Book-Entry System

DTC will act as securities depository for the Bonds. The Bonds will be issued as fully registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global note certificates will be issued for the Bonds, in the aggregate principal amount of such issue, and will be deposited with DTC.

Beneficial interests in the Bonds will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, Société Anonyme, Luxembourg (“Clearstream Banking”). Investors may elect to hold interests in the Bonds through any of DTC, Euroclear or Clearstream Banking, if they are participants in these systems, or indirectly through organizations which are participants in these systems. Euroclear and Clearstream Banking hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn hold the securities in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Euroclear and Clearstream Banking have informed us that: Euroclear and Clearstream Banking each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Euroclear and Clearstream Banking provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream Banking also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream Banking have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Euroclear and Clearstream Banking customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Clearstream Banking is available to other institutions, which clear through or maintain a custodial relationship with an account holder of either system.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC,

National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of the Bonds under the DTC system must be made by or through Direct Participants, which receive a credit for the Bonds on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Bonds except in the event that use of the book-entry system for the Bonds is discontinued. As a result, the ability of a person having a beneficial interest in the Bonds to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer the Bonds evidenced by the global notes will be limited to such extent.

To facilitate subsequent transfers, all of the Bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Bonds with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Beneficial Owners of the Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Bonds, such as redemptions, tenders, defaults, and proposed amendments to the documents related to the Bonds. For example, Beneficial Owners of the Bonds may wish to ascertain that the nominee holding the Bonds for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the Bonds are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an omnibus proxy (“Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and premium, if any, on the Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

Investors electing to hold their Bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.

Investors electing to hold their Bonds through Euroclear or Clearstream Banking accounts will follow the settlement procedures applicable to conventional eurobonds.

Secondary market sales of book-entry interests in the Bonds between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations in DTC’s Settlement System. Secondary market sales of book-entry interests in the Bonds held through Euroclear or Clearstream Banking to purchasers of book-entry interests in the Bonds through Euroclear or Clearstream Banking will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream Banking and will be settled using the procedures applicable to conventional eurobonds.

DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered.

We will not have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the Bonds, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the beneficial owners of the Bonds.

The information in this section concerning DTC, Euroclear, Clearstream Banking and their book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee, nor the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.

Events of Default

See “Description of First Mortgage Bonds—Events of Default and Remedies” in the accompanying prospectus.

Same-Day Settlement and Payment

The underwriters will pay us and settle for the Bonds in immediately available funds. We will make all payments of principal and interest in immediately available funds.

The Bonds will trade in DTC’s same-day funds settlement system until maturity or until the Bonds are issued in certificated form, and secondary market trading activity in the Bonds will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Bonds. See “—Book-Entry System” above.

Reservation of Rights

In the Thirty-Eighth Supplemental Indenture for the Bonds, we have reserved the right to amend or supplement our mortgage without any consent or other actions of the holders of the Bonds. For a description of such proposed amendments and supplements, see “Description of First Mortgage Bonds—Reservation of Rights” in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Bonds, but it does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of those persons who are original beneficial owners of the Bonds, who purchase the Bonds at their original issue price for cash pursuant to this offering and who hold such Bonds as capital assets within the meaning of Section 1221 of the Code, who we refer to as Holders. This summary assumes that the Bonds are not issued with “original issue discount” as that term is defined in the Code and Section 1.1273-1 of the Treasury Regulations. This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, banks, financial institutions, broker-dealers, securities and commodities traders, insurance companies, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities, former U.S. citizens or residents, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, persons subject to the alternative minimum tax, U.S. persons that have a functional currency other than the U.S. Dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold the Bonds as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address consequences under the tax laws of any state, local or foreign jurisdiction, or consequences under any U.S. federal tax laws other than income tax law. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

This summary is for general information only. Prospective purchasers of the Bonds are urged to consult their independent tax advisors concerning the U.S. federal income tax consequences to them of acquiring, owning and disposing of the Bonds, as well as the application of state, local and foreign tax laws and U.S. federal tax laws other than income tax law.

For purposes of the following summary, “United States Holder” is a Holder that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the U.S.; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the U.S., any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust, if a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or if a valid election to be treated as a U.S. person is in effect with respect to such trust. A “Non-United States Holder” is a Holder that is neither a United States Holder nor a partnership for U.S. federal income tax purposes.

A partnership for U.S. federal income tax purposes is not subject to income tax on income derived from holding the Bonds. A partner of the partnership may be subject to tax on such income under rules similar to the rules for

United States Holders or non-United States Holders depending on whether (i) the partner is a U.S. person and (ii) the partnership is engaged in a U.S. trade or business to which income or gain from the Bonds is effectively connected. If you are a partner of a partnership acquiring the Bonds, you should consult your tax advisor about the U.S. tax consequences of the acquisition, ownership and disposition of the Bonds.

U.S. Federal Income Taxation of United States Holders

Payment of Interest

Interest on the Bonds will be “qualified stated interest” and will be taxable to a United States Holder as ordinary interest income at the time interest is paid or accrued in accordance with such United States Holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the stated principal amount of the Bonds exceeds the issue price thereof by more than a de minimis amount (as set forth in the applicable Treasury regulations), a United States Holder (regardless of its method of tax accounting) will be required to include such excess in income as original issue discount as it accrues generally in accordance with a constant yield method before the receipt of cash payments attributable to this income. It is expected, and this discussion assumes, that the Bonds will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes.

If we call the Bonds for redemption, we may be obligated to make payments on the Bonds in excess of stated interest and principal, as described under “Description of the Bonds—Optional Redemption” above. The possibility of such redemptions may implicate the provisions of U.S. Treasury regulations relating to “contingent payment debt instruments.” Under the applicable Treasury regulations, however, the possibility of redemption of the notes and the payment of additional amounts will not affect the amount, timing or character of income recognized by a United States Holder with respect to the Bonds if, as of the date the Bonds are issued, there is only a remote likelihood that we will redeem the Bonds We believe, and the following discussion assumes, that the likelihood that we will be obligated to make these additional payments is remote. Remote contingencies are not taken into account unless and until they occur. Our determination that this contingency is remote is binding on you unless you disclose a contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. Assuming our determination is upheld, if we are required to make these additional payments, you likely would recognize additional interest income in accordance with your method of accounting for U.S. federal income tax purposes. The remainder of this discussion assumes that the Bonds will not be treated as contingent payment debt instruments. Prospective holders should consult their own tax advisors regarding the potential application to the Bonds of the contingent payment debt instrument rules and the consequences thereof.

Disposition of Bonds

Upon the sale, exchange, redemption or other taxable disposition of a Bond, a United States Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of cash and the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such Holder’s adjusted tax basis in the Bond. A United States Holder’s adjusted tax basis in a Bond will equal the cost of the Bond to such Holder.

Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Bond generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder’s holding period for the Bond is more than one year. Certain United States Holders, including individuals, may be eligible for preferential rates of tax on long-term capital gains. The deductibility of capital losses by United States Holders is subject to limitations.

Medicare Tax on Unearned Income

A 3.8% tax is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, in both cases to the extent that net investment income exceeds a certain threshold. Among other items, “net investment income” generally includes interest and certain net gains from the disposition of property, less certain deductions.

Prospective holders should consult their own tax advisors with respect to such tax.

U.S. Federal Income Taxation of Non-United States Holders

Payment of Interest

Subject to the discussion of backup withholding and FATCA below, payments of interest on the Bonds by us or any of our agents to a Non-United States Holder will not be subject to U.S. federal income or withholding tax, provided that such payments are not effectively connected with the conduct of a U.S. trade or business or in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-United States Holder in the United States, and:

(1)

the Non-United States Holder does not, directly or indirectly (including by ownership of equity interests in Spire) actually or constructively own 10% or more of the total combined voting power of all classes of our stock which is entitled to vote;

(2)	the Non-United States Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us (within the meaning of Section 864(d)(4) of the Code);

(3)	the Non-United States Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

(4)

either (a) the beneficial owner of the Bonds certifies to us or our agent on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or a suitable substitute form or successor form) under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, and holds the Bonds on behalf of the beneficial owner, certifies to us or our agent, under penalties of perjury, that such a certification has been received from the beneficial owner by it, and furnishes us with a copy thereof.

The requirements set forth in clauses (1), (2), (3) and (4) above are known as the Portfolio Interest Exception.

If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exception, payments of interest made to such Non-United States Holder will be subject to a 30% U.S. federal withholding tax unless the beneficial owner of the Bond provides us or our agent, as the case may be, with a properly executed:

(1)

IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding under a tax treaty, or Treaty Exemption, or

(2)

IRS Form W-8ECI (or successor form) stating that interest paid on the Bond is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to regular graduated U.S. tax rates as described below).

The certification requirement described above also may require a Non-United States Holder that provides an IRS form, or that claims a Treaty Exemption, to provide its U.S. taxpayer identification number.

We urge you to consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the Bond is effectively connected with a U.S. trade or business of the Non-United States Holder (and if required by an applicable treaty, attributable to a U.S. permanent establishment or fixed base), the Non-United States Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in, generally, the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation and interest on the Bond is effectively connected with its U.S. trade or business (and if required by applicable treaty, attributable to a U.S. permanent establishment), such Non-United States Holder may be subject to a branch profits tax equal to 30% (unless reduced by treaty) in respect of such interest.

Disposition of Bonds

Subject to the discussion of backup withholding below, no withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or other disposition of a Bond.

Except with respect to accrued and unpaid interest, a Non-United States Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption or other disposition of a Bond unless (a) the Non-United States Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met or (b) such gain or income is effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange, redemption or other disposition of the Bond will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax as described under “—U.S. Federal Income Taxation of Non-United States Holders – Payment of Interest” above.

Information Reporting and Backup Withholding

United States Holders

For each calendar year in which the Bonds are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation does not apply, however, with respect to certain payments to United States Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that a United States Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold a tax at the applicable rate (currently, 24%) of each payment of interest and principal (and premium or additional interest, if any) on the Bonds and on the proceeds from a sale of the Bonds. This backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against the United States Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS on a timely basis. United States Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for obtaining such exemption, if applicable.

Non-United States Holders

U.S. backup withholding tax will not apply to payments on a Bond or proceeds from the sale of a Bond payable to a Non-United States Holder if the certification described in “—U.S. Federal Income Taxation of Non-United States Holders; Payment of Interest” is duly provided by such Non-United States Holder or the Non-United

States Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that the Non-United States Holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding also may be made available to the tax authorities in the country in which a Non-United States Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-United States Holder will be allowed as a refund, or a credit against such Non-United States Holder’s U.S. federal income tax liability, provided that the requisite procedures are followed. Non-United States Holders should consult their own tax advisors regarding their particular circumstance and the availability of and procedure for, obtaining an exemption from backup withholding.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) and under associated Treasury regulations and related administrative guidance, a U.S. federal withholding tax at a 30% rate applies to interest payments on the Bonds if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. Treasury to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. While such withholding would have applied also to payments of gross proceeds from the sale or other disposition (including any redemption) of the Bonds, proposed Treasury regulations would, if adopted in present form, entirely eliminate such withholding on payments of gross proceeds. Based on the preamble to these proposed Treasury regulations, taxpayers generally may rely on such regulations until final Treasury regulations are issued on the subject (which regulations could be subject to change). An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph. If U.S. federal withholding tax under FATCA, or otherwise, is required on payments made to any Holder of Bonds, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the Holder of Bonds with respect to whom the payment was made and will reduce the amount of cash to which such Holder otherwise would be entitled. Under certain circumstances, Holders might be eligible for refunds or credits of such taxes from the IRS. Prospective investors should consult their own tax advisors regarding the potential application of FATCA to their investment in the Bonds.

THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF BONDS IN LIGHT OF THE HOLDER’S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY TAX CONSEQUENCES TO THEM FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE BONDS, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS. FURTHER THE DISCUSSION HAS BEEN BASED UPON THE CODE, THE TREASURY REGULATIONS, THE INTERPRETATIVE RULINGS OF THE INTERNAL REVENUE SERVICE, AND OTHER LEGAL GUIDANCE IN EFFECT AS OF THE DATE OF THIS OFFERING MEMORANDUM. ALL SUCH LEGAL AUTHORITIES ARE SUBJECT TO CHANGE, AND SUCH CHANGES MAY HAVE RETROACTIVE EFFECT WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the underwriting agreement, dated the date hereof, between us and the underwriters named below, for whom BMO Capital Markets Corp., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of Bonds set forth opposite its name below.

Underwriters	Principal Amount of Bonds
BMO Capital Markets Corp.	$80,000,000
TD Securities (USA) LLC	80,000,000
U.S. Bancorp Investments, Inc.	80,000,000
Wells Fargo Securities, LLC	80,000,000
Mizuho Securities USA LLC	32,000,000
Regions Securities LLC	32,000,000
Samuel A. Ramirez & Company, Inc.	6,000,000
Academy Securities, Inc.	5,000,000
C.L. King & Associates, Inc.	5,000,000

Total	$400,000,000

The underwriting agreement provides that the underwriters are obligated to purchase and accept delivery of all of the Bonds offered hereby if any are purchased. The obligations of the underwriters, including their agreement to purchase the Bonds from us, are several and not joint. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the Bonds directly at the public offering prices on the cover page of this prospectus supplement and to selected dealers at that price less a selling concession not in excess of 0.400% of the principal amount of the Bonds. In addition, the underwriters may allow, and those selected dealers may allow, to certain other dealers a concession not in excess of 0.250% of the principal amount of the Bonds. After the public offering of the Bonds, the underwriters may change the public offering price, concession and other selling terms of the Bonds. Sales of Bonds made outside of the United States may be made by affiliates of the underwriters.

Underwriting Discounts and Commissions

The following table shows underwriting discounts and commissions to be paid to the underwriters in connection with the offering of the Bonds.

Underwriting Discounts and Commissions
Per Bond	0.650%

Total	$2,600,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, rating agency fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $955,000.

A prospectus supplement and accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in this offering.

The underwriters may agree to allocate a principal amount of Bonds to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

The Bonds constitute a new issue of securities with no established trading market. The underwriters have informed us that they may make a market in the Bonds from time to time. The underwriters are not obligated to do this, and they may discontinue this market making for the Bonds at any time without notice. Therefore, no assurance can be given concerning the liquidity of the trading market for the Bonds or that an active market for the Bonds will develop. We do not intend to apply for listing of the Bonds on any securities exchange or automated quotation system.

In connection with the offering of the Bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Bonds. Specifically, the underwriters may sell a greater principal amount of Bonds than they are required to purchase in connection with the offering of the Bonds, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, Bonds in the open market to cover syndicate short positions or to stabilize the price of the Bonds. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Bonds in the offering of the Bonds, if the syndicate repurchases previously distributed Bonds in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Bonds above independent market levels. Neither we nor any of the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Bonds. The underwriters are not required to engage in any of these transactions and may end any of them at any time.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Bonds sold by or for the account of such other underwriter in stabilizing or short-covering transactions.

In the underwriting agreement, we have agreed that from and including the date of this prospectus supplement through and including the closing of this offering or the date of the termination of the fixed price offering restrictions applicable to the underwriters, whichever is earlier, we will not, without the prior written consent of the representatives, issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any of our debt securities that are similar to the Bonds or any securities convertible into or exercisable or exchangeable for any of our debt securities that are similar to the Bonds. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that each underwriter may be required to make in respect thereof.

It is expected that delivery of the Bonds will be made against payment for the Bonds on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+5”). Under Rule 15(c)6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Bonds on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Bonds who wish to trade the Bonds on the date of this prospectus supplement or the next two succeeding business days should consult their own advisors.

The securities offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, certain affiliates of the underwriters are lenders under our credit facility and loan agreement.

In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby.

Conflicts of Interest

As described under “Use of Proceeds” above, the net proceeds from the sale of the Bonds in this offering are intended to be used to repay the 2023 Bonds and our other indebtedness. Because certain of the underwriters or their affiliates may from time to time be holders of such indebtedness (and currently are holders of the 2023 Bonds), any such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent it receives at least 5% of the proceeds of this offering. Any underwriter deemed to have a conflict of interest would be required to conduct the distribution of the Bonds in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Selling Restrictions

Canada

The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Bonds in any member state of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA and regulations made thereunder (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Bonds in the UK will be made pursuant to an exemption under the FSMA and the

UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Bonds. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for purposes of the FSMA or the UK Prospectus Regulation.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who are qualified investors (as defined in the UK Prospectus Regulation) and (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Bonds other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or that do not constitute an offer to the public within the meaning of the CO and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Bonds that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The Bonds have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Bonds nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

South Korea

The Bonds have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Bonds have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Bonds, the Bonds may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of bonds of Korea, provided that (a) the Bonds are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20% of the aggregate issue amount of the Bonds, (c) the Bonds are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the Bonds, the underwriting agreement and this prospectus supplement and (e) we and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions described in clauses (a) through (d) above after having taken necessary actions therefor.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any Bonds or caused the Bonds to be made the subject of an invitation for subscription or purchase and will not offer or sell any Bonds or cause the Bonds to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds, whether directly or indirectly, to any person in Singapore other than:

•

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

•

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

•	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Bonds pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or 19 Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of Bonds, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Bonds are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Bonds. The Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Bonds in Taiwan.

United Arab Emirates

The Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

EXPERTS

The financial statements of Spire Missouri Inc. incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Bonds offered hereby will be passed upon for us by Mark C. Darrell, who serves as Senior Vice President, Chief Legal and Compliance Officer of Spire. Certain additional legal matters in connection with the offering will be passed upon for us by Stinson LLP, Kansas City, Missouri. Mr. Darrell is a salaried employee and earns stock-based compensation on the common stock of Spire. As of January 31, 2023, Mr. Darrell beneficially owned 54,751 shares of common stock of Spire. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of common stock of Spire and to receive options to purchase shares of common stock of Spire. Certain legal matters in connection with this offering will be passed upon for the underwriters by Bracewell LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC’s website at “http://www.sec.gov” or on our own website at “http://www.spireenergy.com.” Information contained on our website does not constitute part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below. Additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering of our Bonds are also incorporated herein by reference. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No. 1-1822)	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended September 30, 2022
Quarterly Report on Form 10-Q	Quarter ended December 31, 2022
Current Report on Form 8-K	January 10, 2023

We, our parent company, Spire, and another wholly-owned subsidiary of Spire, Spire Alabama Inc. (“Spire Alabama”), separately filed the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q listed above on a combined basis, and we and Spire separately filed the Current Report on Form 8-K listed above on a combined basis. However, the information contained in the combined reports relating solely to Spire and its consolidated subsidiaries (other than us), was separately filed by Spire on its behalf, the information contained in the combined reports relating solely to Spire Alabama and its consolidated subsidiaries was separately filed by Spire Alabama on its behalf and the information contained in the combined reports relating solely to us was separately filed by us. We do not intend to incorporate by reference into this prospectus supplement the information relating to Spire and its subsidiaries (other than us and the information provided separately by us), and we make no representation as to the information relating to Spire and its subsidiaries (other than us) contained in such combined reports. The only information you should rely upon in determining whether to invest in the Bonds offered hereby is the information relating to us contained in this prospectus supplement and the accompanying prospectus, the information separately provided by us in the documents incorporated by reference herein and therein and any free writing prospectus used in connection with the offering of Bonds described in this prospectus supplement and the accompanying prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Spire Missouri Inc.

Attn: Investor Relations

700 Market Street, 4th Floor

St. Louis, Missouri 63101

(314) 342-0878

PROSPECTUS

SPIRE MISSOURI INC.

First Mortgage Bonds

Unsecured Debt Securities

Preferred Stock

Depositary Shares

We may offer for sale, from time to time, either separately or together in any combination, the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. Please see the “Plan of Distribution” section of this prospectus.

Investing in our securities involves risks that are described in the “Risk Factors” section of this prospectus as well as in our annual, quarterly, and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus.

Our address is 700 Market Street, St. Louis, Missouri 63101 and our telephone number is 314-342-0500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2022

This prospectus, any prospectus supplement and any free writing prospectus we authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with any information other than information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We can take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, result of operations, and prospects may have changed since those dates.

The distribution of this prospectus may be restricted by law in certain jurisdictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The terms “we,” “our,” “us” and “Company” refer to Spire Missouri Inc. unless the context suggests otherwise. The term “you” refers to a prospective investor.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of securities described in this prospectus in one or more offerings. We are required to obtain the authorization of the Missouri Public Service Commission before we can sell or issue these securities or use the proceeds of any sales other than as currently authorized.

This prospectus provides you with a general description of the securities we may offer. The registration statement we filed with the SEC, of which this prospectus is a part, includes or incorporates by reference exhibits that provide more detail on descriptions of matters discussed in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should read and carefully consider the risk factors described in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus before making an investment decision. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular types of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available on the Internet at the SEC’s web site at “http://www.sec.gov” or on our parent’s, Spire Inc. (“Spire”), website at “http://www.spireenergy.com.” Information contained on Spire’s website does not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus or any prospectus supplement relating to an offering of our securities and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15 of the Exchange Act from the time we file the registration statement of which this prospectus is a part until the termination of all offerings under such registration statement. These documents contain important information about us and our finances. Many of our reports are filed with the SEC on a combined basis by us, Spire and Spire Alabama Inc., another wholly owned subsidiary of Spire, but we are only incorporating the information that relates to us and not the information that relates to Spire or its other affiliates. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No.1-1822)	Period/Date
Annual Report on Form 10-K	Year ended September 30, 2021
Quarterly Reports on Form 10-Q	Quarters ended December 31, 2021 and March 31, 2022
Current Report on Form 8-K	November 19, 2021, December 6, 2021 and December 7, 2021

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Spire Missouri Inc.

Attn: Investor Relations

700 Market Street, 6th Floor

St. Louis, Missouri 63101

(314) 342-0878

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement and the information incorporated by reference herein, excluding historical information, include forward-looking statements. Certain words, such as “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “target” and similar words and expressions identify forward-looking statements that involve uncertainties and risks. Future developments may not be in accordance with our current expectations or beliefs and the effect of future developments may not be those anticipated. Among the factors that may cause results or outcomes to differ materially from those contemplated in any forward-looking statement are:

•	Weather conditions and catastrophic events, particularly severe weather in U.S. natural gas producing areas;

•	Impacts related to the COVID-19 pandemic and uncertainties as to their continuing duration and severity;

•

Volatility in gas prices, particularly sudden and sustained changes in natural gas prices, including the related impact on margin deposits associated with the use of natural gas derivative instruments, and the impact on our competitive position in relation to suppliers of alternative heating sources, such as electricity;

•

Changes in gas supply and pipeline availability, including as a result of decisions by natural gas producers to reduce production or shut in producing natural gas wells and expiration or termination of existing supply and transportation arrangements that are not replaced with contracts with similar terms and pricing (including as a result of a failure of the Spire STL Pipeline to secure permanent authorization from the FERC), as well as other changes that impact supply for and access to the markets in which our subsidiaries transact business;

•	Acquisitions may not achieve their intended results;

•	Legislative, regulatory and judicial mandates and decisions, some of which may be retroactive, including those affecting:

•	allowed rates of return and recovery of prudent costs,

•	incentive regulation,

•	industry structure,

•	purchased gas adjustment provisions,

•	rate design structure and implementation,

•	capital structures established for rate-setting purposes,

•	regulatory assets,

•	non-regulated and affiliate transactions,

•	franchise renewals,

•	authorization to operate facilities,

•	environmental or safety matters, including the potential impact of legislative and regulatory actions related to climate change and pipeline safety and security,

•	taxes,

•	pension and other postretirement benefit liabilities and funding obligations, or

•	accounting standards;

•	The results of litigation;

•

The availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets;

•	Retention of, ability to attract, ability to collect from, and conservation efforts of, customers;

•	Our ability to comply with all covenants in our indentures and credit facilities, any violations of which, if not cured in a timely manner, could trigger a default of our obligation;

•	Energy commodity market conditions;

•	Discovery of material weakness in internal controls;

•	The disruption, failure or malfunction of our operational and information technology systems, including due to cyberattacks; and

•

Employee workforce issues, including but not limited to labor disputes, the inability to attract and retain key talent, and future wage and employee benefit costs, including costs resulting from changes in discount rates and returns on benefit plan assets.

You are urged to consider the risks, uncertainties and other factors that could affect our business as described in this prospectus and the information incorporated by reference herein. All forward-looking statements made or incorporated by reference in this prospectus rely upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. We do not, by including this statement, assume any obligation to review or revise any particular forward-looking statement in light of future events.

SPIRE MISSOURI INC.

We are the largest natural gas distribution utility in Missouri. We serve approximately 1.2 million residential, commercial and industrial customers in eastern and western Missouri, including the St. Louis and Kansas City regions). Our utility operations are subject to the jurisdiction of the Missouri Public Service Commission. Generally, we sell gas for house heating, certain other household uses, and we sell and transport gas for commercial and industrial space heating and other industrial uses. We employed 2,450 persons at March 31, 2022.

For the fiscal year ended September 30, 2021, we had utility operating revenues of $1,516.6 million. For the six months ended March 31, 2022, we had utility operating revenues of $919.1 million, approximately 84% of which came from sales to residential customers and 10% from sales to commercial and industrial customers. The balance of our utility operating revenues is primarily attributable to our on-system transportation services and our off-system sales, and capacity release services. Due to the seasonal nature of our business, earnings are typically concentrated in the November through April period, which generally corresponds with the heating season. We are a wholly owned subsidiary of Spire Inc. (NYSE: SR), a holding company, and we contributed approximately 68% and 64% of Spire’s consolidated operating revenues for the fiscal year ended September 30, 2021 and the six months ended March 31, 2022, respectively.

Our principal offices are located at 700 Market Street, St. Louis, Missouri, 63101 and our telephone number is 314-342-0500.

USE OF PROCEEDS

Unless we state otherwise in any applicable prospectus supplement, we intend to use the net proceeds from any sale of the offered securities for general corporate purposes, including for working capital, repaying indebtedness, and funding capital projects and acquisitions.

We may set forth additional information on the use of net proceeds from a particular offering of securities in the prospectus supplement relating to that offering.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

The following description sets forth certain general terms and provisions of first mortgage bonds that we may offer by this prospectus. We may issue first mortgage bonds from time to time in one or more series. Each series of first mortgage bonds will be issued under our Mortgage and Deed of Trust, dated as of February 1, 1945, to UMB Bank & Trust, N.A., successor trustee, as amended and supplemented by supplemental indentures and as may be further amended and supplemented from time to time, collectively referred to as our “mortgage.” Our mortgage is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and you should read our mortgage for provisions that may be important to you. Our mortgage has been qualified under the Trust Indenture Act of 1939, as amended.

The prospectus supplement relating to any series of first mortgage bonds being offered will include specific terms of that offering, including:

•	the date or dates on which the principal of the first mortgage bonds will be payable and how it will be paid;

•	the rate or rates at which the first mortgage bonds will bear interest;

•	the date or dates from which interest on the first mortgage bonds will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

•	the place for payment and for the registration and transfer of the first mortgage bonds;

•	any date or dates on which, and the price or prices at which, the first mortgage bonds may be redeemed at our option and any restrictions on such redemption;

•	any sinking fund or other provisions or options held by holders of first mortgage bonds that would obligate us to repurchase or otherwise redeem the first mortgage bonds; and

•	any other terms of the first mortgage bonds not inconsistent with terms of our mortgage.

Unless otherwise indicated in the applicable prospectus supplement, the first mortgage bonds will be issued in denominations of $1,000 and integral multiples thereof. At March 31, 2022, we had outstanding $1,648 million principal amount of first mortgage bonds issued under our mortgage.

Payment and Paying Agent

Principal, interest and any premium on first mortgage bonds issued in the form of global securities will be paid as described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, interest on the first mortgage bonds payable on the applicable interest payment date will be paid to the person in whose name the first mortgage bond is registered at the close of business on the record date for the interest payment date. However, if we default in the payment of interest on any first mortgage bond, the defaulted interest will be paid to the person in whose name the first mortgage bond is registered on the date of payment of such defaulted interest.

Unless otherwise specified in the applicable prospectus supplement, principal, interest and any premium on first mortgage bonds in certificated form will be payable at the corporate trust office of the trustee as paying agent for us, or we may direct payment of interest by checks mailed to the registered owners of the first mortgage bonds. We may change the place of payment on the first mortgage bonds, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion.

Book-Entry Securities

We may issue some or all of the first mortgage bonds as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, first mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons, as described above under “Book-Entry Securities.” Except as described in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders of the bonds under our mortgage. First mortgage bonds may be exchanged for other first mortgage bonds of the same series in any authorized denominations for a like aggregate principal amount. Our mortgage allows us at our option to charge up to two dollars per first mortgage bond for a transfer or exchange as well as a sum sufficient to cover any applicable taxes or other governmental charges in either case. However, we are not required to make transfers or exchanges of first mortgage bonds:

•	for a period of ten days prior to an interest payment date;

•	for a period of fifteen days prior to the selection of first mortgage bonds for redemption; or

•	of any first mortgage bonds called or selected for redemption in full.

Security

Our mortgage creates a continuing lien to secure the payment of the principal of, and interest and any premium on, all first mortgage bonds issued under our mortgage, which are in all respects equally and ratably secured without preference, priority or distinction. The lien of our mortgage covers substantially all of our properties (real, personal and mixed) and franchises, whether now owned or hereafter acquired, other than cash, shares of stock, obligations (including bonds, notes and other securities), property acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of our properties, construction equipment acquired for temporary use, vehicles and automobiles, and all judgments, accounts and choses in action.

Our mortgage allows certain permitted liens and encumbrances:

•	restrictions, exceptions and reservations of easements, rights of way or otherwise contained in any and all deeds and/or other conveyances under or through which we claim title thereto;

•

with respect to property acquired since the execution of our mortgage, all defects and limitations of title and all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien created at the time of acquisition;

•	defects of title with respect to certain real estate of minor importance acquired by us since 1945;

•	liens and deeds of trust on our leasehold estate at our general offices; and

•	excepted encumbrances as defined in our mortgage.

Satisfaction and Discharge

We will be discharged from our obligations on the first mortgage bonds, or any portion of the principal amount of the first mortgage bonds, if we irrevocably deposit with the trustee sufficient cash to pay the principal, or portion of principal, interest and any other sums when due on the first mortgage bonds at their maturity, stated maturity date or redemption.

Our mortgage will be deemed satisfied and discharged when no first mortgage bonds issued under our mortgage remain outstanding and when we have paid all other sums payable by us under our mortgage.

Consolidation, Merger and Sale of Assets

Our mortgage does not prevent our consolidation with or merger into another corporation or our sale or lease of all or substantially all of the mortgaged property to a corporation provided:

•	we effect the transaction so as to preserve and not impair the lien of our mortgage;

•	any lease is subject to immediate termination by (a) us or the trustee at any time during a completed default under our mortgage or (b) a purchaser of the property at a sale under our mortgage; and

•

the payment of the principal and interest of all first mortgage bonds issued under our mortgage and the performance and observance of all of our covenants and conditions in our mortgage are expressly assumed by the successor corporation.

The successor corporation may exercise our same powers and rights under our mortgage. Our mortgage will not become a lien upon any of the property or franchises of the successor corporation, except:

•	property which the successor corporation may acquire or construct which becomes an integral part of the property covered by our mortgage;

•	property used by the successor corporation as the basis under our mortgage for the issuance of first mortgage bonds; or

•

franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (a) to maintain, renew and preserve the mortgaged property or (b) in pursuance of some covenant or agreement under our mortgage.

Our mortgage does not restrict transactions in which we are the surviving entity.

Eminent Domain Provision

If any governmental body or agency exercises any right that it may have through eminent domain or otherwise to purchase or designate a purchaser of all or substantially all of the mortgaged property, or if we sell all or substantially all of the mortgaged property to any governmental body or agency, then we shall have the right to redeem all first mortgage bonds outstanding under our mortgage. The first mortgage bonds would be redeemed at their principal amounts plus accrued interest to the date of redemption together with any premiums as may be required. We covenant that in any of such events we will deposit with the trustee an amount in cash as needed so that all monies then held by the trustee shall be sufficient to redeem all first mortgage bonds outstanding under our mortgage. The trustee will then take such steps as may be necessary to effect the redemption. The trustee will use the deposited monies for the redemption. If we fail to take any steps necessary to effect the prompt redemption of the first mortgage bonds, the trustee shall have the power, in our name or otherwise, to take such steps. The trustee, however, is under no obligation to take any such steps unless the amount of cash on deposit with the trustee shall be sufficient to effect the redemption.

Dividend Restriction Covenant

Our mortgage contains several restrictions on our ability to pay dividends on our common stock. Under the most restrictive of these provisions, we may not declare or pay any dividend if, after the dividend, the aggregate net amount spent for all dividends after September 30, 1953 would exceed a maximum amount determined by using a formula in our mortgage, which is described below. This provision does not, however, restrict dividends paid in the form of our common stock. In addition, the amount we have spent on the acquisition or retirement of our common stock since that date is added to, and the amount received from the issuance of new stock is deducted from, the aggregate amount spent for dividends. Under our mortgage’s formula, the maximum amount is the sum of $8 million plus our earnings applicable to common stock (adjusted for stock repurchases and issuances) for the period from September 30, 1953, to the last day of the quarter before the declarations or payment date for the dividend. As of March 31, 2022, the amount under our mortgage’s formula that was available to pay dividends was $1,580 million.

Issuance of Additional First Mortgage Bonds

The aggregate amount of first mortgage bonds that may be issued under our mortgage is unlimited. Our board of directors shall determine, for each series of first mortgage bonds, denominations, maturity, interest rate, redemption or sinking fund provisions, and other terms. Sinking fund, redemption or maintenance and improvement fund provisions for first mortgage bonds of one series may be inapplicable to first mortgage bonds of another series.

Our mortgage permits the three different types of issuances of additional first mortgage bonds: (1) on the basis of unfunded property additions not subject to a prior lien, in a principal amount not exceeding 60% of the cost or fair value thereof, whichever is less; (2) on the basis of retired first mortgage bonds previously outstanding and not made the basis of certain credits under other provisions of our mortgage; and (3) on the basis of cash deposited with the trustee, which we may later withdraw after substituting either property additions or retired first mortgage bonds.

At March 31, 2022, approximately $961 million principal amount of first mortgage bonds were issuable under clause (1) above and no first mortgage bonds were issuable under clause (2) above.

Notwithstanding the foregoing, additional first mortgage bonds generally may not be issued unless our net earnings for 12 consecutive months within the 15 months preceding such issuance is equal to or greater than 2 1⁄4 times the annual interest charges on all first mortgage bonds and prior lien bonds then outstanding and then being issued. We do not need to comply with the earnings test under clause (2) above if the interest attributable to the retired bonds was included in a net earnings certificate delivered to the trustee and the interest rate on the new first mortgage bonds is less than the interest rate of the retired bonds.

Release and Substitution of Property

Unless we are in default under our mortgage, property may be released against cash or, to a limited extent, purchase money mortgages, property additions, and the waiver of the right to issue first mortgage bonds. Any cash deposited may be withdrawn upon the basis of property additions and the waiver of the right to issue first mortgage bonds on the basis of property additions. Our mortgage contains special provisions with respect to pledged prior lien bonds.

Events of Default and Remedies

A “completed default” under our mortgage means any of the following:

•	failure to pay the principal of any first mortgage bond when due, whether at its stated maturity or by declaration, redemption or otherwise;

•	failure to pay interest on any first mortgage bond within 60 days of when it is due;

•	failure to pay any interest on or principal of any outstanding prior lien bonds within any applicable grace period;

•	certain events involving our bankruptcy, insolvency or reorganization for a period of 90 days or more or our written admission of our inability to pay our debts generally as they mature; or

•	failure to perform any covenant, agreement or condition in our mortgage within 90 days of notice thereof to us from the trustee.

Our mortgage provides that if a completed default happens, the trustee may, and upon written request of the holders of a majority in principal amount of the first mortgage bonds then outstanding will, declare the principal and accrued interest then owing immediately due and payable. However, after that declaration but before any sale under that declaration, the holders of a majority in principal amount of all outstanding first mortgage bonds may, under certain circumstances, rescind and annul the declaration if all agreements with respect to the completed default have been fully performed and all interest in arrears and expenses and charges have been paid. Upon the occurrence of a completed default, the trustee may take possession of, manage, and operate the property. In addition, the trustee may sell all of the property, or those parcels as the holders of a majority in principal amount of the first mortgage bonds outstanding may determine.

Subject to the provisions of our mortgage relating to the duties of the trustee, if an event of a completed default occurs and continues, the trustee is under no obligation to exercise any of its rights or powers under our mortgage unless the holders of a majority in principal amount of the first mortgage bonds then outstanding have requested the trustee to take action and have adequately indemnified the trustee. In addition, the holders of a majority in principal amount of the first mortgage bonds then outstanding have the right to direct the time, method, and place of conducting any proceedings for any remedy available to the trustee and to exercise any trust or power conferred on the trustee.

Our mortgage provides that the trustee, within 90 days after the occurrence of a completed default, will give notice to the holders of the default, unless the default is cured before the giving of the notice. In the case of a default in the payment of the principal of or interest on any of the first mortgage bonds, however, the trustee is protected in withholding notice if it determines in good faith that the withholding of the notice is in the interest of the holders of first mortgage bonds.

Holders of first mortgage bonds have no right to institute any suit, action or proceeding in equity or at law for the foreclosure of our mortgage, for the execution of any trust, for the appointment of a receiver or any other remedy unless:

•	prior notice is given to the trustee of a completed default;

•	holders of at least 25% of the first mortgage bonds then outstanding request the trustee, and offer it reasonable opportunity, to proceed;

•	offer the trustee adequate security and indemnity; and

•	the trustee within 60 days of the notice fails or refuses to institute such action.

Our mortgage also provides that a court in its discretion may require, in any suit to enforce any provision of our mortgage or against the trustee, the filing by the party filing the suit of an undertaking to pay the costs of the suit. The court may also assess reasonable costs including attorneys’ fees against any party to the suit. These provisions do not apply, however, to a suit filed by the trustee or any bondholder for the payment of principal or interest on any first mortgage bond on or after the stated due date of the first mortgage bond.

Compliance Certificates

We are required to furnish annually to the trustee a certificate as to compliance with all conditions and covenants under our mortgage. We must provide similar certificates to the trustee upon each release of property from the lien of our mortgage and upon each issuance of additional first mortgage bonds. Further, our mortgage requires us to deliver a similar certificate to the trustee each time we declare a dividend, make any other payment or distribution on our capital stock, or purchase, redeem, acquire or retire any shares of our capital stock.

Trustee

UMB Bank & Trust, N.A., is the trustee under our mortgage. Affiliates of this bank have provided in the past to us and our parent, Spire Inc., and may provide from time to time in the future certain commercial banking, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Modification of Mortgage

Our mortgage contains provisions permitting modification of our mortgage by consent of the holders of two-thirds in principal amount of all first mortgage bonds whose rights are affected by such modification. However, no modification may:

•	extend the maturity of the principal of any first mortgage bonds,

•	reduce the rate of interest on any first mortgage bond,

•	modify any other term of payment of principal and interest,

•	deprive to any holder of a first mortgage bond the mortgage lien,

•	create a lien on the mortgaged property ranking equal or prior to the mortgage lien, or

•	reduce the percentage required for modification,

without the consent of any holder of first mortgage bonds affected by the modification. Holders of at least three-fourths in principal of the first mortgage bonds outstanding (including first mortgage bonds offered by this prospectus), however, may consent to the postponement of any interest payment for a period not exceeding three years from its due date.

Reservation of Rights

In (a) the Thirty-second Supplemental Indenture dated as of August 13, 2013 for our first mortgage bonds 2.000% Series due August 15, 2018, 3.400% Series due August 15, 2023 and 4.625% Series due August 15, 2043 issued on August 13, 2013, (b) the Thirty-fifth Supplemental Indenture dated as of May 20, 2021 for our first mortgage bonds 3.300% Series due June 1, 2051 and (c) the Thirty-sixth Supplemental Indenture dated as of December 7, 2021 for our first mortgage bonds, Floating Rate Series due December 2, 2024 (collectively, the “Applicable Supplemental Indentures”), we have reserved the right to amend or supplement our mortgage without any consent or other action of the holders of any first mortgage bonds of such or any subsequent series of first mortgage bonds, including our first mortgage bonds offered hereby:

•	to provide that any “Treasurer’s certificate,” “engineer’s certificate” and “net earnings certificate” may be executed by additional officers of the Company;

•

to provide for an increase in the bonding ratio of property additions to 75% from 60% such that first mortgage bonds may be authenticated upon the basis of property additions for a principal amount not exceeding 75% of the balance of the cost or fair value (whichever is less) of such property additions as calculated in accordance with the mortgage and to make related conforming changes in the mortgage;

•	to provide for certain exclusions from the calculation of operating expenses in determining the net earnings of the Company for any net earnings certificate;

•	to provide information for the delivery of notices to the trustee and the Company;

•	to permit the Company to provide notice of redemption with respect to a series of first mortgage bonds on a conditional basis;

•

to permit the Company to release property from the lien of the mortgage; provided that the aggregate fair value of such property, together with all other property released pursuant to this provision in a given calendar year, does not exceed the greater of $20 million or 3% of the aggregate principal amount of first mortgage bonds outstanding and that the Company (i) deposits with the trustee an amount in cash equal to 75% of the aggregate cost or fair value (whichever is less) of any released properties that constitute funded property or (ii) identifies property additions not constituting funded property to take the place of the funded property being released, which property additions shall thereafter constitute funded property, and the Company shall waive the right to use such property additions as the basis for the authentication and delivery of bonds;

•	to provide that a corporation may succeed the trustee based on a transfer of substantially all of the corporate trust business of the trustee to such corporation;

•	to increase to 25% from 15% the minimum holders in principal amount of first mortgage bonds outstanding necessary to request that the trustee call a meeting of bondholders;

•	to provide that, for any meeting of bondholders, the holders of not less than a majority in principal amount of first mortgage bonds outstanding shall constitute a quorum;

•

to provide that any modification or alteration of the mortgage shall be adopted by the affirmative vote of the holders of at least a majority in principal amount of first mortgage bonds outstanding entitled to vote on such matter;

•

to correct or amplify the description of property subject to the lien of the mortgage, to better assure, convey and confirm to the trustee any property required to be subject to the mortgage or to subject additional property to the lien of the mortgage;

•

to change or eliminate any provision of the mortgage or to add any new provision to the mortgage provided that the change, elimination or addition must not adversely affect the interests of the holders of the first mortgage bonds of any series;

•	to provide that our mortgage shall be deemed to be amended to comply with the Trust Indenture Act of 1939, as in effect from time to time; and

•	to make explicit that the mortgage shall be governed by and construed in accordance with the laws of the State of Missouri, subject to certain exceptions.

The amendments and supplements to the mortgage described above are intended to update the mortgage to reflect similar provisions in more recent first mortgage bond indentures of other comparable issuers. Each holder of first mortgage bonds issued pursuant to each of the Applicable Supplemental Indentures, and each holder of our first mortgage bonds issued thereafter, by its acquisition of an interest in such bonds, will irrevocably (a) consent to the amendments and supplements to the mortgage described above, whether as a condition precedent to the authentication and delivery of such bonds or otherwise, without any other or further action by any holder of such bonds, and (b) designate the Company, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendment or supplement at any meeting of bondholders, in response to any consent solicitation or otherwise. Such amendments and supplements would be made with the approval or consent of at least two-thirds in principal amount of all first mortgage bonds then outstanding.

Maintenance and Improvement Fund

First mortgage bonds issued on and after June 9, 2006 are not, and our first mortgage bonds offered hereby will not be, entitled to the benefits of a maintenance and improvement fund. However, so long as the outstanding series of first mortgage bonds created prior to June 9, 2006 remain outstanding (i.e., our first mortgage bonds 6% Series due May 1, 2034, 7.9% Series due September 15, 2030 and 7.0% Series due June 1, 2029), we will be required to comply with the maintenance and improvement fund requirements. Those requirements include paying annually to the trustee cash equal to 2 3⁄4% of the average amount of our gross property account less certain credits. These credits consist of:

•	credit for ordinary maintenance and repairs to the mortgaged property in the calendar year in question;

•

credit for expenditures since August 31, 1942 for property additions that have not been made the basis for the issuance of first mortgage bonds, for a prior credit or as to which the right to have first mortgage bonds authenticated has been waived (this credit is limited to the cost of mortgaged property retired subsequent to August 31, 1942);

•	credit for property additions that could be the basis for the issuance of first mortgage bonds, but which first mortgage bonds have not yet been issued;

•	credit for outstanding first mortgage bonds surrendered to the trustee for cancellation; and

•	credit up to $2,000,000 for the payment of certain debentures that were issued in 1945 and have now been paid.

If the credits taken exceed the amount of the annual payment that would otherwise be required, the excess credits may be carried forward from year to year. We may choose to use these excess credits or to deposit cash into the fund. Any cash so deposited may be withdrawn on the basis of those credits or used to redeem first mortgage bonds. Any cash not so withdrawn or used within three years from the receipt thereof by the trustee shall be used by the trustee to redeem first mortgage bonds. The credit balance that is shown on the most recent certificate, which was filed in 2022 for the calendar year 2021 and may, therefore, be carried forward, is $19.3 million.

DESCRIPTION OF UNSECURED DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of unsecured debt securities that we may offer by this prospectus. We may issue debt securities from time to time in one or more series. Each series of debt securities will be issued under our indenture between us and the trustee. The form of our indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and you should read our indenture for provisions that may be important to you. Our indenture will be qualified under the Trust Indenture Act of 1939, as amended.

The debt securities will be our direct senior, unsecured and unsubordinated general obligations. The debt securities will rank equally with any of our other senior, unsecured and unsubordinated debt. As of March 31, 2022, we had no unsecured debt outstanding and $1,648 million principal amount of first mortgage bonds issued and outstanding under our mortgage. Our indenture does not restrict our ability to issue additional first mortgage bonds under our mortgage.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering, including:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable and how it will be paid;

•	the rate or rates at which the debt securities will bear interest, or how such rate or rates will be determined;

•	the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for interest payments;

•	any right to extend the interest payment periods for the debt securities and the duration of the extension;

•	the percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•	any date or dates on which, and the price or prices at which, the debt securities may be redeemed at our option and any restrictions on such redemptions;

•	any sinking fund or other provisions or options held by holders of debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes or additions to the events of default under our indenture or changes or additions to our covenants under our indenture;

•	if the debt securities will be issued in denominations other than $1,000;

•	if payments on the debt securities may be made in a currency or currencies other than United States dollars;

•	any convertible feature or options regarding the debt securities;

•	any rights or duties of another person to assume our obligations with respect to the debt securities;

•	any collateral, security, assurance or guarantee for the debt securities; and

•	any other terms of the debt securities not inconsistent with terms of our indenture.

Our indenture does not limit the principal amount of debt securities that may be issued. Our indenture allows debt securities to be issued up to the principal amount that may be authorized by us.

Debt securities may be sold at a discount below their principal amount. United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain United States federal income tax or other considerations applicable to any debt securities that are denominated or payable in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in our indenture will not afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Payment and Paying Agents

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a date to be fixed by the trustee, which will be between 10 and 15 days prior to the date proposed by us for payment of such defaulted interest or in any other manner permitted by any securities exchange on which such debt security may be listed, if the trustee finds it practicable.

Unless otherwise specified in the applicable prospectus supplement, principal of, and premium, if any, and interest, if any, on the debt securities at maturity will be payable upon presentation of the debt securities at the trustee’s corporate trust office. We may change the place of payment on the debt securities, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion.

Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, the transfer of debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the trustee’s corporate trust office. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for such registration and exchange. Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any debt security during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Securities

We may issue some or all of the debt securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

Defeasance and Discharge

Unless the applicable prospectus supplement states otherwise, the indenture, with respect to any and all series of debt securities, will be discharged and canceled (except for certain specified surviving obligations) if, among other things, we pay, in full, the principal of (and premium, if any) and interest on all series of the debt securities and all other sums required under the indenture and we deliver a certificate to the trustee stating that we have complied with all conditions precedent relating to the satisfaction and discharge of the indenture.

In addition, we may at any time terminate certain of our obligations under the indenture with respect to the debt securities of any series or terminate our obligations under certain covenants set forth in the indenture (after which any omission to comply with such obligations shall not constitute a default with respect to the debt securities) if we irrevocably deposit in trust with the trustee for the debt securities, for the benefit of the holders, cash or United States government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium and interest, if any, on the dates such payments are due in accordance with the terms of the indenture and the debt securities; provided that such funds shall have been on deposit with such trustee for a period of at least 90 days, or such trustee shall have received an opinion of counsel to the effect that payments to holders with such monies as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors. We must also comply with certain other conditions, including (under certain circumstances) the delivery of an opinion of counsel to the effect that the holder of the debt securities will not realize income, gain or loss for federal income tax purposes as a result of such defeasance. The opinion of counsel may be required to be accompanied by a ruling of the Internal Revenue Service issued to us or based on a change in law or regulation occurring after the date of the indenture.

Consolidation, Merger, and Sale of Assets

Under the terms of our indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•	the surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all debt securities and under our indenture;

•

immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as to compliance with the foregoing.

The terms of our indenture do not restrict us in a merger in which we are the surviving entity.

Events of Default

“Event of default” when used in our indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest, if any, on any debt security of the applicable series for 60 days after it is due;

•	failure to pay the principal of or premium, if any, on any debt security of the applicable series within three business days after its maturity;

•

failure to perform any other covenant in our indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from 33% of the holders of the debt securities of that series; however, the trustee or the trustee and the holders of such principal amount of debt securities of this series can agree to an extension of the 90-day period and that an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

•	certain events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default included in any supplemental indenture or officer’s certificate for a specific series of debt securities.

The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, premium or interest, if it considers such withholding of notice to be in the interests of the holders. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under our indenture.

Remedies

If an event of default with respect to fewer than all the series of debt securities occurs and continues, either the trustee or the holders of at least 33% in principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of such series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to all outstanding debt securities under our indenture, only the trustee or holders of at least 33% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make such a declaration of acceleration.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to such declaration of acceleration will be considered waived, and such declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

•	all overdue interest, if any, on all debt securities of the series;

•	the principal of, and premium, if any, on, any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

•	interest, if any, on overdue interest; and

•	all amounts due to the trustee under our indenture; or

•	any other event of default with respect to the debt securities of that series has been cured or waived as provided in our indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under our indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of our indenture.

No holder of debt securities of any series will have any right to institute any proceeding under our indenture, or to exercise any remedy under our indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the trustee and have offered reasonable indemnity to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during that period.

However, such limitations do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest, if any, on, a debt security on or after the applicable due date.

Annual Notice to Trustee

We will provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under our indenture.

Modification and Waiver

We and the trustee may enter into one or more supplemental indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in our indenture and in the debt securities;

•	to add additional covenants or to surrender any of our rights or powers under our indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to our indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

•	when the consent of the holders of debt securities of such series has been obtained in accordance with our indenture; or

•	when no debt securities of the affected series remain outstanding under our indenture;

•	to provide collateral security for all but not part of the debt securities;

•	to establish the form or terms of debt securities of any other series as permitted by our indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under our indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with certain restrictive provisions of our indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under our indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of our indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected.

If the Trust Indenture Act of 1939 is amended after the date of our indenture in such a way as to require changes to our indenture, our indenture will be deemed to be amended so as to conform to such amendment of the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment.

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to our indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of our indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify certain of the provisions of our indenture relating to supplemental indentures, waivers of certain covenants and waiver of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

A supplemental indenture that changes our indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under our indenture of the holders of the debt securities of any other series.

Our indenture provides that debt securities owned by us or anyone else required to make payment on the debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but we shall have no obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the trustee or us taken in reliance upon an act of holders whether or not notation of that action is made upon that debt security.

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register for the debt securities.

Title

We, the trustee, and any agent of us or the trustee, may treat the person in whose name debt securities are registered as the absolute owner of those debt securities, whether or not those debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law

Our indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We will appoint the trustee under our indenture. A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and that successor has accepted such appointment in accordance with the terms of our indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with our indenture.

DESCRIPTION OF PREFERRED STOCK

General

The following description of our preferred stock is a summary and is qualified by reference to (1) our articles of incorporation and bylaws that have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part and (2) the applicable provisions of The General and Business Corporation Law of Missouri.

Under our articles of incorporation, we are authorized to issue up to 1,480,000 shares of preferred stock, $25.00 par value per share. At March 31, 2022, no shares of preferred stock were issued and outstanding.

Description of Preferred Stock

Our articles of incorporation authorize our board of directors to approve the issuance of preferred stock in one or more series, without shareholder action. Our board of directors can determine the rights, preferences and limitations of each series. Prior to the issuance of a series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock. Our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the dates of payment, and the date from which dividends will accumulate, if dividends are to be cumulative;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	whether the shares will have voting rights and the terms thereof;

•	any amounts payable to the holders upon liquidation or dissolution, if any;

•	whether interests in the preferred stock will be represented by depositary shares; and

•	any other preferences, qualifications, limitations, restrictions and special or relative rights.

These terms will be described in the prospectus supplement for any series of preferred stock that we offer. In addition, you should read the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	any convertible feature of the series of preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges and limitations and restrictions.

When we issue the preferred stock, the shares will be fully paid and non-assessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holder of such preferred stock will not be assessed any additional monies for such preferred stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and

•

the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future. This means that the holder of preferred stock will have no right, as holder of preferred stock, to buy any portion of those issued securities.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. At March 31, 2022, no depositary shares were issued and outstanding. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of any shares of preferred stock related to the depositary shares, we will deposit such shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby.

Book-Entry Securities

We may issue some or all of the depositary shares as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

PLAN OF DISTRIBUTION

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to each offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the names of the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

Dealers

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Agents

The offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

The offered securities may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any resale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

Indemnification

Agents, dealers and underwriters and the persons who control them may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which these agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Remarketing

The offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities they remarket. Remarketing firms may be entitled, under agreements that may be entered into with us, to indemnification or contribution by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for us in the ordinary course of business.

No Assurance of Liquidity

The offered securities may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Mark C. Darrell, who serves as Senior Vice President, Chief Legal and Compliance Officer of Spire, or Akin Gump Strauss Hauer & Feld LLP, New York, New York. Mr. Darrell is a salaried employee and earns stock-based compensation on Spire’s common stock. As of May 1, 2022, Mr. Darrell beneficially owned 54,751 shares of Spire’s common stock. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of Spire’s common stock and to receive options to purchase shares of Spire’s common stock. He does not own any Spire Missouri Inc. securities. Certain other legal matters may be passed upon for any underwriters or agents by Bracewell LLP, New York, New York.

EXPERTS

The financial statements for Spire Missouri Inc., incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

$400,000,000

Spire Missouri Inc.

4.800% Series First Mortgage Bonds due 2033

PROSPECTUS SUPPLEMENT

February 6, 2023

Joint Book-Running Managers

BMO Capital Markets

TD Securities

US Bancorp

Wells Fargo Securities

Mizuho

Regions Securities LLC

Co-Managers

Ramirez & Co., Inc.

Academy Securities

C.L. King & Associates